UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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SUNAMERICA MONEY MARKET FUNDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUNAMERICA MONEY MARKET FUNDS, INC.

SunAmerica Municipal Money Market Fund

Harborside Financial Center

3200 Plaza 5

Jersey City, NJ 07311-4992

(800) 858-8850

January [    ], 2012

Dear Shareholder:

The Board of Directors (the “Board”) of SunAmerica Money Market Funds, Inc. (the “Corporation”) has called a special meeting of shareholders of the SunAmerica Municipal Money Market Fund (the “Fund”), a series of the Corporation, to be held on Thursday, February 23, 2012 at 10:00 a.m., Eastern Time (the “Special Meeting”), at the offices of the Corporation, Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. The Board has unanimously approved a Plan of Liquidation with respect to the Fund (the “Plan”), which provides for the complete liquidation of all of the assets of the Fund. The Board has directed that a proposal to liquidate the Fund pursuant to the Plan be submitted to a vote of the Fund’s shareholders for their approval at the Special Meeting (the “Proposal”). If the shareholders approve the Plan, the Fund will promptly cease its investment operations and will not engage in any investment activities, except as necessary to effect the Fund’s liquidation, including winding up its business, converting its portfolio securities to cash, discharging or making reasonable provision for the payment of all of its liabilities and making one or more liquidating distributions to shareholders on a pro rata basis in accordance with the Plan. Subject to approval by the Fund’s shareholders, the date of liquidation for the Fund is anticipated to be on or about March 2, 2012.

After careful consideration, the Board unanimously recommends that the Fund’s shareholders vote “FOR” the Proposal.

Enclosed are the following materials:

•	A Notice of Special Meeting of Shareholders, which summarizes the Proposal on which you are being asked to vote; and

•	A proxy statement, which provides detailed information on the Proposal and why the Proposal is being made.

We encourage you to review the enclosed materials carefully. As a shareholder of the Fund, your vote is important, and we hope that you will respond today to ensure that your shares will be represented at the Special Meeting. You may vote in one of the following ways:

•	By calling the toll-free telephone number listed on the enclosed proxy card;

•	By internet at the website address listed on the enclosed proxy card;

•	By returning the enclosed proxy card in the postage-paid envelope; or

•	In person at the Special Meeting.

As always, we appreciate your support.

Sincerely,

/s/ John T. Genoy
John T. Genoy
President

Please vote now. Your vote is important.

To avoid the wasteful and unnecessary expense of further solicitation, we urge you to promptly indicate your vote on the enclosed proxy card, date and sign it, and return it in the envelope provided, or record your voting instructions by telephone or via the internet, no matter how large or small your holdings may be. If you submit a properly executed proxy but do not indicate how you wish your shares to be voted, your shares will be voted “FOR” the liquidation of the Fund pursuant to the provisions of the Plan. If your shares are held through a broker, you must provide voting instructions to your broker about how to vote your shares in order for your broker to vote your shares at the Special Meeting.

QUESTIONS & ANSWERS

We recommend that you read the enclosed proxy statement (the “Proxy Statement”) in its entirety. For your convenience, we have provided a brief overview of the proposal to be voted on.

Q:	What is happening?

A:	The Board of Directors (the “Board”) of SunAmerica Money Market Funds, Inc. (the “Corporation”) has approved a Plan of Liquidation (the “Plan”) with respect to the SunAmerica Municipal Money Market Fund, a series of the Corporation (the “Fund”), which provides for the complete liquidation of all of the assets of the Fund. The Board has called a special meeting of shareholders of the Fund, to be held on Thursday, February 23, 2012 at 10:00 a.m., Eastern Time (the “Special Meeting”). At the Special Meeting, shareholders of the Fund will be asked to approve a proposal to liquidate the Fund pursuant to the Plan (the “Proposal”). Shareholder approval of the Proposal is required under the Corporation’s Articles of Incorporation, as amended. The Board recommends that you vote “FOR” the Proposal after you carefully study the enclosed materials.

Q:	Why is the Board recommending this Proposal?

A:	On January 17, 2012, the Board, upon the recommendation of the Fund’s investment adviser, SunAmerica Asset Management Corp. (“SAAMCo” or the “Adviser”), determined that it is advisable and in the best interests of the Fund and its shareholders to liquidate the Fund. In making this determination, the Board considered several factors, including, among other things, (i) the degree to which the Adviser and the Fund’s distributor are currently subsidizing the Fund’s yield, and the Fund’s continued lack of profitability to the Adviser; and (ii) the stated intent of the Fund’s subadviser, AIG Asset Management (U.S.), LLC (“AMG”), to resign as subadviser to the Fund, and the costs of replacing AMG with a new subadviser. Please refer to the section entitled “Reasons for the proposed Liquidation of the Fund” in the Proxy Statement for a more detailed description of the factors considered by the Board.

Q:	Who is eligible to vote?

A:	Shareholders of the Fund as of the close of business on January 19, 2012 are eligible to vote at the Special Meeting.

Q:	How will the liquidation work?

A:	If the Proposal is approved by shareholders, the Fund will promptly cease its investment operations and will not engage in any investment activities, except as necessary to effect the Fund’s liquidation, including winding up its business, converting its portfolio securities to cash, discharging or making reasonable provision for the payment of all of its liabilities and making one or more liquidating distributions to shareholders on a pro rata basis in accordance with the Plan. If the Fund’s shareholders approve the Proposal, the Fund expects to make liquidating distributions to shareholders by approximately March 2, 2012. After the distributions are made and other formalities addressed, the Fund will cease to exist.

Q:	Who will pay for the proxy solicitation expenses?

A:	The costs of the preparation, mailing and solicitation of this proxy are estimated to be approximately $[ ], and will be borne solely by the Adviser or its affiliates, not the Fund. The Fund will bear the transaction costs, if any, associated with the liquidation of its portfolio securities, although there are not presently expected to be any such transaction costs in light of the nature of the Fund’s holdings.

Q:	How does the Board recommend I vote?

A:	After careful consideration, the Board unanimously recommends that you vote “FOR” the Proposal.

Q:	Whom do I contact for further information?

A:	You may call [ ], our proxy solicitation firm, at the telephone number listed on the enclosed proxy card.

Q:	How can I vote?

A:	You may cast your vote by mail, telephone or internet or in person at the Special Meeting. To vote by mail, please mark your vote on the enclosed proxy card and sign, date and return the card in the postage-paid envelope provided. To vote by telephone or over the internet, please have the proxy card in hand and call the telephone number or go to the website address listed on the enclosed form and follow the instructions. Your vote by mail, telephone or internet will be an authorization of a proxy to cast your votes at the Special Meeting.

Important additional information about the Proposal is set forth in the accompanying Proxy Statement. Please read it carefully.

SUNAMERICA MONEY MARKET FUNDS, INC.

SunAmerica Municipal Money Market Fund

Harborside Financial Center

3200 Plaza 5

Jersey City, NJ 07311-4992 (800) 858-8850

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 23, 2012

To the Shareholders of the SunAmerica Municipal Money Market Fund:

This is to notify you that a special meeting (the “Special Meeting”) of shareholders of the SunAmerica Municipal Money Market Fund (the “Fund”), a series of SunAmerica Money Market Funds, Inc., a Maryland corporation (the “Corporation”), will be held on Thursday, February 23, 2012, at 10:00 a.m., Eastern Time, at the offices of the Corporation, located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311 for the following purposes:

1. To consider and vote to approve a proposal to liquidate the Fund pursuant to the Plan of Liquidation of the Fund, attached as Appendix A to the accompanying Proxy Statement; and

2. To consider and transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.

The Board of Directors of the Corporation has fixed the close of business on January 19, 2012 as the record date for determination of shareholders of the Fund entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

It is very important that your vote be received prior to the Special Meeting date. Voting instructions for shares held of record in the name of a nominee, such as a broker-dealer or director of an employee benefit plan, may be subject to earlier cut-off dates established by such intermediaries for receipt of such instructions.

Your vote is important regardless of the size of your holdings in the Fund. Whether or not you expect to be present at the Special Meeting, please complete and sign the enclosed proxy card and return it promptly in the enclosed envelope. Certain shareholders may also vote by telephone or over the internet; please see page[s] [    ] of the enclosed Proxy Statement for details. If you vote by proxy and then desire to change your vote or vote in person at the Special Meeting, you may revoke your proxy at any time prior to the votes being tallied at the Special Meeting. Please refer to the section of the enclosed Proxy Statement entitled “Voting Information and Requirements—Manner of Voting” for more information.

By Order of the Board of Directors,

/s/ Gregory N. Bressler
Gregory N. Bressler Secretary

January [    ], 2012

PROXY STATEMENT

SUNAMERICA MONEY MARKET FUNDS, INC.

SunAmerica Municipal Money Market Fund

Harborside Financial Center

3200 Plaza 5

Jersey City, NJ 07311-4992

(800) 858-8850

This proxy statement (the “Proxy Statement”) is furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of SunAmerica Money Market Funds, Inc., an open-end investment company registered under the Investment Company of 1940, as amended (the “1940 Act”), organized as a Maryland corporation (the “Corporation”), on behalf the SunAmerica Municipal Money Market Fund, a series of the Corporation (the “Fund”), for use at a special meeting of shareholders of the Fund (the “Special Meeting”). The Special Meeting will be held on February 23, 2012 at 10:00 a.m., Eastern Time, at the offices of the Corporation, located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. Shareholders of record of the Fund as of the close of business on January 19, 2012 (the “Record Date”) are entitled to vote at the Special Meeting. The Notice of Special Meeting of Shareholders, this Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about January [    ], 2012.

The Fund provides periodic reports to its shareholders which highlight relevant information, including investment results and a review of portfolio changes. Copies of the Fund’s annual and semi-annual reports have previously been mailed to shareholders. You may receive an additional copy of the Fund’s most recent annual and semi-annual report, without charge, by calling 1-800-858-8850 or by writing to the Corporation at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON FEBRUARY 23, 2012. The Notice of Special Meeting of Shareholders and this Proxy Statement are available on the internet at www.[            ].com.

PROPOSAL: Liquidation of the Fund

The only item of business that the Board expects will come before the Special Meeting is the proposal to liquidate the Fund pursuant to the Fund’s Plan of Liquidation (the “Plan”), approved by the Board and attached hereto as Appendix A (the “Proposal”).

The Corporation’s Articles of Incorporation, as amended, provide that the Fund cannot be liquidated unless both the Board and the Fund’s shareholders vote in favor of liquidation. For the reasons discussed below, the Board has approved, and recommends that the Fund’s shareholders vote in favor of the Proposal, which calls for the liquidation of the Fund pursuant to the Plan. The Special Meeting is being held to seek shareholder approval of the Proposal.

Any shareholder who owned shares of the Fund on the Record Date is entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Each share is entitled to cast one vote, and fractional shares are entitled to cast a proportionate fractional vote.

The Board unanimously recommends that the Fund’s shareholders vote “FOR” the proposal to liquidate the Fund pursuant to the Plan.

Background

The Fund seeks as high a level of current income as is consistent with liquidity and stability of capital and that is exempt from regular federal income taxation. SunAmerica Asset Management Corp. (“SAAMCo” or the

“Adviser”) serves as the investment adviser to the Fund, and AIG Asset Management (U.S.), LLC (“AMG” or the “Subadviser”) serves as the subadviser to the Fund. SunAmerica Capital Services, Inc., an affiliate of SAAMCo, serves as the Fund’s distributor (the “Distributor”).

AMG has recently expressed its desire to resign as subadviser to the Fund; however, AMG has nonetheless agreed to continue serving as subadviser for a reasonable amount of time in order to allow the Adviser and the Board to consider alternate arrangements with respect to the Fund. SAAMCo considered various options with respect to the Fund, including replacing AMG with a new subadviser or liquidating the Fund, and concluded that liquidation of the Fund is advisable and in the best interests of the Fund and its shareholders. On January 17, 2012, SAAMCo recommended to the Board, and the Board unanimously approved, a proposal to liquidate the Fund, subject to shareholder approval.

The Board also approved the closing of the Fund to new investments in connection with the proposed liquidation of the Fund, and the Fund subsequently closed to new investments as of the close of business on January 13, 2012. As anticipated, the closing of the Fund to new investments resulted in a significant redemption of Fund shares by shareholders who held Fund shares through brokerage accounts that utilized the Fund as a cash “sweep” vehicle (“sweep accounts”). As a result of the sweep account redemptions, as of January 19, 2012, there were only approximately $1.6 million of assets remaining in the Fund, including $1 million of shares (representing 62.9% of the Fund’s assets) that are owned by SAAMCo. Prior to the closing of the Fund to new investments, SAAMCo purchased Fund shares in an amount equal to more than 50% of the Fund’s total outstanding shares in order to mitigate the cost of proxy solicitation and to facilitate obtaining the approval of the Fund’s shareholders to liquidate the Fund. SAAMCo intends to vote its shares in favor of the Proposal and, as a result, the Plan is likely to obtain the requisite shareholder approval. See “VOTING INFORMATION AND REQUIREMENTS—Required Vote” below.

Due to the size of the remaining assets in the Fund, the Fund has had to depart from its stated investment strategies and techniques, although it continues to seek to maintain a stable share price of $1.00 and to follow the rules of the Securities and Exchange Commission (the “SEC”) applicable to money market funds relating to the credit quality, liquidity, diversification and maturity of investments. Nonetheless, continued management of the Fund at these asset levels is not anticipated to be viable, including as a result of the extent to which the Adviser and the Distributor would be required to subsidize the Fund through fee waivers and/or expense reimbursements.

Reasons for the Proposed Liquidation of the Fund

In connection with its determination that liquidation of the Fund is advisable and in the best interests of the Fund and its shareholders, the Board considered a variety of factors, including, but not limited to: (i) the current levels at which the Adviser and Distributor are, and have been, subsidizing the Fund through voluntary fee waivers and/or expense reimbursements in order to avoid a negative yield on the Fund’s shares, and the Fund’s continued lack of profitability to the Adviser; and (ii) AMG’s stated intent to resign as subadviser to the Fund and the costs associated with replacing AMG with a new subadviser, each of which are discussed in more detail below.

Voluntary Fee Waivers and/or Reimbursements by the Adviser and Distributor

Pursuant to an Investment Advisory and Management Agreement between SAAMCo and the Corporation, on behalf of the Fund, SAAMCo receives a management fee equal to 0.35% of the Fund’s average daily net assets. Pursuant to a Subadvisory Agreement between SAAMCo and AMG, the Subadviser receives a subadvisory fee based on the Fund’s average daily net assets. The subadvisory fee is paid by SAAMCo and not the Fund. The subadvisory fee rate paid by SAAMCo to AMG is equal to an annual rate of 0.25% on the first $200 million of the Fund’s average daily net assets, 0.20% on the next $300 million, and 0.15% thereafter. In addition, pursuant to the Fund’s Rule 12b-1 Plan, which provides for payment of account maintenance fees, a fee of up to 0.15% of the Fund’s average daily net assets is payable to the Distributor.

Since 2009, the Adviser and the Distributor have been voluntarily waiving fees and/or reimbursing expenses of the Fund in order to avoid a negative yield on the Fund’s shares. The amount of these voluntary fee waivers and/or expense reimbursements (as a percentage of the Fund’s net assets) and the Fund’s total annual operating expenses and net annual operating expenses (after voluntary fee waivers and/or expense reimbursements) for the most recent fiscal year are set forth in the table below.

Total Annual Fund Operating Expenses for the Fiscal Year Ended December 31, 2011[1]	Voluntary Fee Waivers/Expense Reimbursements for the Fiscal Year Ended December 31, 2011	Net Annual Fund Operating Expenses (After Voluntary Fee Waivers/Expense Reimbursements) for the Fiscal Year Ended December 31, 2011
0.89%	0.71%	0.18%

[1]

Pursuant to an Expense Limitation Agreement, the Adviser has contractually agreed to waive its fees and/or reimburse expenses to the extent that the Fund’s total annual operating expenses exceed 0.95%. The Expense Limitation Agreement will continue in effect indefinitely, unless terminated by the Board. There were no contractual waivers made by the Adviser for the fiscal year ended December 31, 2011, because the Fund’s total annual fund operating expenses were less than 0.95%.

In connection with the Board’s approval of the Proposal, the Board considered the Adviser’s continued the lack of profitability in managing the Fund as a result of these voluntary fee waivers and/or expense reimbursements. The Board also considered that there is no assurance that SAAMCo and the Distributor would be willing to continue making such voluntary fee waivers and/or expense reimbursements indefinitely.

Potential Replacement of the Subadviser

AMG has stated that it intends to resign as subadviser of the Fund. To replace AMG as subadviser, the Fund would be required to obtain shareholder approval of a new subadvisory agreement. Since as of November 16, 2011, approximately 98% of the Fund’s total outstanding shares were held through sweep accounts, obtaining shareholder approval of a new subadvisory agreement would likely have entailed a costly proxy solicitation. Sweep account shareholders typically invest in sweep vehicles as a temporary source for excess cash in their brokerage accounts, and are therefore less likely to vote in response to proxy solicitations. This makes solicitations of sweep account shareholders more difficult and expensive, as additional efforts must be made to ensure that a quorum is achieved and the proposal can be voted on.

Conclusion

As a result of the considerations discussed above, the Board determined that it was advisable and in the best interests of the Fund and its shareholders to liquidate the Fund. The Board approved the Plan and directed that the proposal to liquidate the Fund as set forth in the Plan be submitted to a vote of the Fund’s shareholders. The Corporation is not required to seek federal or state regulatory approval of the Plan or the liquidation of the Fund. In the event the Proposal is not approved by the requisite shareholder vote (which is not anticipated since SAAMCo intends to vote its shares of the Fund in favor of the Proposal, as noted above), the Board will consider what other action should be taken, which could include resoliciting shareholders.

Plan of Liquidation of the Fund

The following discussion summarizes the important terms of the Plan, does not purport to be complete, and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached hereto as Appendix A. Shareholders are urged to read the Plan in its entirety. The Plan provides for the complete liquidation of all assets of the Fund, the payment and discharge of, or other provision for, all liabilities and obligations of the Fund, and the distribution of the remaining net assets to shareholders.

The Plan will become effective on the date the Fund’s shareholders approve the Proposal (the “Effective Date”). After the Effective Date, the Fund will promptly cease its investment operations and will not engage in any investment activities, except as necessary to effect the Fund’s liquidation, including winding up its business, converting its portfolio securities to cash, discharging or making reasonable provision for the payment of all of its liabilities and making one or more liquidating distributions to shareholders on a pro rata basis in accordance with the Plan. The current officers and Directors of the Fund will continue in office solely for the purpose of implementing the Plan and any actions to be taken in connection therewith. The Adviser will undertake to liquidate the Fund in accordance with the terms of the Plan.

As soon as practicable after the consummation of the sale of all of the Fund’s securities and the payment and reserve for payment of all of the Fund’s known liabilities and obligations, the Fund will liquidate and distribute all of the remaining assets of the Fund pro rata to its shareholders in an amount equal to the net asset value per share in complete cancellation and redemption of all of the outstanding shares of the Fund (the “Liquidation Distribution”). Shareholders may also receive previously declared and unpaid dividends and distributions, together with the Liquidation Distribution, with respect to each of the shareholder’s shares of the Fund.

Closing of the Books and Continued Redemptions

The proportionate interests of shareholders in the assets of the Fund will be fixed on the basis of their respective shareholdings as of the close of business on the business day before the day on which the Fund makes the Liquidation Distribution (the “Liquidation Date”), or on another date determined by the Board. On such date, the books of the Fund will be closed, except to the extent necessary to complete the transactions contemplated by the Plan. The right of a shareholder to redeem his or her shares at any time before the Fund makes the Liquidation Distribution will not be impaired by the adoption of the Plan. Therefore, until the close of business on the business day before the Liquidation Date, a shareholder may redeem shares of the Fund in accordance with the redemption procedures set forth in the Fund’s current prospectus without waiting for the Fund to take any action. The Fund does not impose any redemption charges. Additionally, if determined to be appropriate by the Board before the Liquidation Date, the Fund may make payment of dividends and other distributions to shareholders and permit reinvestment thereof in additional shares.

Liquidation Value

As of the date of this Proxy Statement, the Adviser does not believe that there is a significant difference between the market value of the Fund’s portfolio positions and their amortized cost, which the Fund uses in calculating its net asset value. The Adviser expects that the Liquidation Distribution will equal $1.00 per share. The Adviser will bear all of the costs of liquidating and terminating the Fund, including the cost of holding the Special Meeting, which the Adviser estimates will be approximately $[            ]. The Fund will bear the transaction costs, if any, associated with the liquidation of its portfolio securities, although there are not presently expected to be any such transaction costs in light of the nature of the Fund’s holdings. There can be no assurance, however, of the Fund maintaining its $1.00 per share price, or of it distributing $1.00 per share in Liquidation Distributions.

Liquidation Distribution

At present, the date on which the Fund will be liquidated and on which the Fund will pay Liquidation Distributions to shareholders is uncertain, but it is anticipated that upon adoption of the Plan by the shareholders such liquidation would occur on or about March 2, 2012 or as soon as practicable thereafter. Shareholders holding Fund shares as of the close of business on the day prior to the Liquidation Date will receive their Liquidation Distribution on the Liquidation Date without any further action on their part.

Creditors and Service Providers

After the Effective Date, the Fund will terminate contracts with its service providers at the earliest opportunity consistent with maintaining services to the Fund for the limited purposes of carrying out the Plan, and will notify creditors of the liquidation.

Material Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences to shareholders on receipt of their pro rata shares of the Liquidation Distribution from the Fund pursuant to the provisions of the Plan. This discussion also summarizes the material U.S. federal income tax consequences to the Fund resulting from its liquidation. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), temporary and proposed Treasury regulations and administrative and judicial interpretations, all as in effect on the date of this Proxy Statement and all of which are subject to change, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

As discussed above, pursuant to the Plan, the Fund will sell its investment securities and distribute the proceeds to its shareholders on the basis of their respective shareholdings. The Fund anticipates that it will retain its qualification as a regulated investment company under the Code during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets to the extent that such income is timely distributed to shareholders.

For federal income tax purposes, a shareholder’s receipt of his or her pro rata share of the Liquidation Distribution will be a taxable event in which the shareholder will be viewed as having sold his or her shares in exchange for an amount equal to the cash that he or she receives. Each shareholder generally will recognize gain (or loss) for federal income tax purposes equal to the amount by which such cash exceeds (or is less than) the shareholder’s adjusted tax basis in his or her Fund shares. As long as the Fund maintains a constant net asset value of $1.00 per share, generally shareholders should not recognize any gain or loss upon receipt of the Liquidation Distribution. If any gain or loss is recognized, such gain or loss generally will be treated as long-term capital gain or loss if the shareholder held the Fund shares for more than one year and otherwise generally will be treated as short-term capital gain or loss. Notwithstanding the foregoing, any loss realized by a shareholder in respect of shares with a tax holding period of six months or less will be treated as long-term capital loss to the extent of any capital gain dividends with respect to such shares. The federal income tax treatment that a Fund shareholder would receive if such shareholder’s entire interest in the Fund were redeemed prior to the liquidation generally would be identical to the federal income tax treatment described above to a shareholder in liquidation of the shareholder’s interest in the Fund. In addition, before liquidating, the Fund will continue to make its ordinary dividend distributions on a monthly basis.

The foregoing summary sets forth general information regarding the anticipated federal income tax consequences of the liquidation to the Fund and to shareholders who are United States citizens or residents. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a shareholder in light of the shareholder’s particular circumstances, nor does it discuss the special considerations applicable to those holders of shares subject to special rules, such as shareholders whose functional currency is not the United States dollar, shareholders subject to the alternative minimum tax, shareholders who are financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark to market method of accounting, controlled foreign corporations, passive foreign investment companies, expatriates, or shareholders who hold their shares as part of a straddle, constructive sale or conversion transaction. This discussion assumes that shareholders hold their shares as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). The Fund will not seek an opinion of counsel or a ruling from the IRS with respect to the U.S. federal income tax consequences discussed herein and accordingly there can be no assurance that the IRS will agree with the positions described in this Proxy Statement. This discussion also does not address the application and effect of any foreign state or local tax laws.

Shareholders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for their shares, in light of their individual circumstances.

Amendment or Abandonment of the Plan

The Board may modify or amend the Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its shareholders. If any amendment or modification appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the shareholders, the Board will submit the amendment or modification to the shareholders for approval. In addition, the Board may abandon the Plan without shareholder approval at any time prior to the Liquidation Date, if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders. The Board and the officers of the Fund also are authorized to approve changes to the terms of any of the transactions referred to in the Plan, to interpret any of the provisions of the Plan, and to make, execute and deliver such other documents and to take such other action to carry out the provisions of the Plan and liquidate the Fund.

Recommendation of the Board

The Board unanimously recommends that the Fund’s shareholders vote “FOR” the proposal to liquidate the Fund pursuant to the Plan.

ADDITIONAL INFORMATION

Service Providers

SunAmerica Asset Management Corp., the Fund’s investment adviser is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992. SunAmerica Capital Services, Inc., the Fund’s distributor, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992.

Fund Annual Report

The Fund has previously sent its Annual Report to its shareholders for the period ended December 31, 2010. You can obtain a copy of this Report, or the most recent Semi-Annual Report, without charge by writing to the Corporation at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992 or by calling (800) 858-8850.

Outstanding Shares and Significant Shareholders

Only shareholders of record at the close of business on January 19, 2012 are entitled to vote at the Special Meeting. The number of shares of the Fund outstanding as of the close of business on January 19, 2012 was [            ].

As of January 19, 2012, the Fund believes that the Directors and officers of the Corporation, individually and as a group, owned beneficially less than one percent of the shares of the Fund.

As of January 19, 2012, the following persons owned beneficially 5% or more of the outstanding shares of the Fund:

Name and Address	Amount of Shares Beneficially Held	% of Outstanding Shares	Nature of Ownership

As of January 19, 2012, SAAMCo and its affiliates owned beneficially more than 50% of the outstanding shares of the Fund.

VOTING INFORMATION AND REQUIREMENTS

Information About Proxies and the Conduct of the Special Meeting

Solicitation of Proxies. Solicitations of proxies are being made on behalf of the Fund and the Board primarily by the mailing of the Notice of Special Meeting of Shareholders and this Proxy Statement with its enclosures on or about [            ], 2012. Fund shareholders whose shares are held by nominees such as brokers can vote their proxies by contacting their respective nominee. In addition to the solicitation of proxies by mail, employees of the Fund and its affiliates as well as dealers or their representatives may, without additional compensation, solicit proxies in person or by mail, telephone, facsimile or oral communication. The Fund has retained [            ], a professional proxy solicitation firm, to assist with any necessary solicitation of proxies. Fund shareholders may receive a telephone call from [            ] asking them to vote.

Brokerage firms and others will be reimbursed for their expenses in forwarding solicitation material to the beneficial owners of shares of the Fund. Representatives of SAAMCo and its affiliates and other representatives of the Fund may also solicit proxies.

Questions about the Proposal should be directed to Corporation by telephone at (800) 858-8850 or by mail at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311.

Costs of Solicitation. The costs of the Special Meeting, including any costs of soliciting proxies in connection with the liquidation of the Fund, are estimated to be approximately $[            ] and will be borne solely by the Adviser or its affiliates, not by the Fund. The Fund will bear the transaction costs, if any, associated with the liquidation of its portfolio securities, although there are not presently expected to be any such costs in light of the nature of the Fund’s holdings.

Required Vote. Approval of the Proposal will require the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund, as defined under the 1940 Act. The 1940 Act defines such vote as the lesser of (1) 67% of the shares of the Fund that are present or represented by proxy at the Special Meeting, if the holders of more than 50% of the shares of the Fund outstanding as of the Record Date are present or represented by proxy at the Special Meeting, or (2) more than 50% of the shares of the Fund outstanding on the Record Date. If the required vote is not obtained, the Board will consider what other actions to take in the best interests of the Fund. The Board has fixed the close of business on January 19, 2012 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting.

Proxies. If a proxy authorization (a “proxy”) is properly given in time for a vote at the Special Meeting (either by returning the paper proxy card or by submitting a proxy by telephone or over the internet), the shares of the Fund represented thereby will be voted at the Special Meeting in accordance with the shareholder’s instructions. The proxy grants discretion to the persons named therein, as proxies, to take such further action as they may determine appropriate in connection with any other matter, which may properly come before the Special Meeting, or any adjournments or postponements thereof. All properly executed proxies received prior to the Special Meeting will be voted in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, properly executed proxies will be voted in favor of the Proposal. See “Manner of Voting” below.

Quorum; Adjournments. One-third of the outstanding shares of the Fund entitled to vote on the Proposal as of the Record Date must be present in person or by proxy to have a quorum to conduct business at the Special Meeting. For purposes of determining the presence of a quorum for transacting business at the Special Meeting and determining whether sufficient votes have been received for approval of the Proposal, abstentions and “broker non-votes” will be treated as shares that are present at the Special Meeting and entitled to vote on the Proposal, but that have not been voted. Since these shares will be counted as present, but not as voting in favor of the Proposal, these shares will have the same effect as votes cast against the Proposal. “Broker non-votes” are shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power or (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted. If a shareholder vote is called and a quorum is not present at the Special Meeting, a majority of the shareholders present at such meeting may adjourn the Special Meeting for up to 120 days without further notice other than announcement at the Special Meeting. At any adjourned Special Meeting at which a quorum is present, any action may be taken that could have been taken at the Special Meeting originally called.

Other Business; Shareholder Proposals. Under Maryland law, the only matters that may be acted on at the Special Meeting are those stated in the Notice of Special Meeting of Shareholders. Accordingly, other than procedural matters relating to the Proposal to approve the liquidation of the Fund, as set forth in the Plan, no other business may properly come before the Special Meeting. If any such procedural matter requiring a vote of shareholders should arise, the persons named as proxies will vote such procedural matter in accordance with their discretion, unless the shareholder entitled to vote the shares has previously sent written instructions to the contrary.

Future Shareholder Meetings. It is expected that the Plan will be implemented as soon as practicable after the Effective Date, and that no future meetings of shareholders will be held. The Fund does not hold annual or other regular meetings of shareholders unless a shareholder vote is required under the 1940 Act. In the event that the Fund is not liquidated and holds a meeting of shareholders in the future, shareholders who would like to submit proposals for consideration at a shareholder meeting should send written proposals to Gregory N. Bressler, Secretary, Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992. To be considered for presentation at a shareholder meeting, rules promulgated by the SEC require that, among other things, a shareholder’s proposal must be received at the offices of the Corporation within a reasonable time before a solicitation is made. Timely submission of a proposal does not necessarily mean that such proposal will be included.

Manner of Voting

Fund shareholders may vote by appearing in person at the Special Meeting, or may authorize proxies by returning the enclosed proxy card or via telephone or the internet using the instructions provided on the enclosed proxy card. Any shareholder who has given a proxy, whether in written form, by telephone or over the internet, may revoke it at any time prior to its exercise by submitting a subsequent written, telephonic or electronic proxy, by giving written notice of revocation to the Secretary of the Corporation, or by voting in person at the Special Meeting.

By Mail. To authorize your proxies by mail, you should date and sign the proxy card included with this Proxy Statement, indicate your vote on the proposal, and return the form in the envelope provided.

By Telephone. There are two convenient methods to authorize your proxy by telephone. If available for your account, a toll-free telephone number will be printed on your proxy card. Prior to calling, you should read this Proxy Statement and have your proxy card at hand. (Please note, however, that telephone authorization may not be available to shareholders whose shares are held by a broker or other intermediary on the shareholder’s behalf.)

First, you may use the automated touch-tone voting method by calling the toll-free number provided on the proxy card. At the prompt, follow the menu.

Second, a separate toll-free number is provided on the proxy card for shareholders who wish to speak to a telephone representative directly and give verbal instructions. The telephone representative will assist the shareholder with the voting process. The representative will not be able to assist a shareholder with information that is not contained in this Proxy Statement, and the representative will not make recommendations on how to vote on the Proposal.

A written confirmation of your telephone instructions will be mailed within 72 hours. You should immediately call [            ] toll free between [9:00 a.m. and 6:00 p.m.], Eastern Time, Monday through Friday if no confirmation is received or if your instructions have not been properly reflected.

By Internet. To authorize your proxies over the internet, please log on to the website listed on your proxy card and click on the proxy voting button. Prior to logging on, you should read this Proxy Statement and have your proxy card at hand. After logging on, follow the instructions on the screen. If you receive more than one proxy card, you may vote them during the same session. (Please note, however, that internet authorization may not be available to shareholders whose shares are held by a broker or other intermediary on the shareholder’s behalf.)

Additional Information. Shareholders authorizing their proxies by telephone or over the internet need not return their proxy card by mail.

A person submitting voting instructions by telephone or over the internet is deemed to represent that he or she is authorized to vote on behalf of all owners of the account, including spouses or other joint owners. By using the telephone or the internet to submit voting instructions, the shareholder is authorizing [            ], a proxy solicitation firm, and its agents, to execute a proxy to vote the shareholder’s shares at the Special Meeting as the shareholder has indicated.

The Fund believes that the procedures for authorizing the execution of a proxy by telephone or over the internet set forth above are reasonably designed to ensure that the identity of the shareholder casting the vote is accurately determined and that the voting instructions of the shareholder are accurately recorded.

You are requested to fill in, sign and return the enclosed proxy card promptly, even if you expect to be present in person at the Special Meeting, since you can always reverse your vote at the Special Meeting and unexpected circumstances might prevent you from attending. No postage is necessary if mailed in the United States.

[                    ], 2012

Appendix A

PLAN OF LIQUIDATION

OF

SUNAMERICA MUNICIPAL MONEY MARKET FUND,

a series of SunAmerica Money Market Funds, Inc.

This Plan of Liquidation (the “Plan”) of the SunAmerica Municipal Money Market Fund (the “Fund”), a series of SunAmerica Money Market Funds, Inc. (the “Corporation”), a Maryland corporation which operates as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), is intended to accomplish the complete liquidation of the Fund in conformity with the provisions of the Corporation’s charter (the “Charter”), and Maryland law. The Plan has been approved by the Board of Directors of the Corporation (the “Board”) as being advisable and in the best interests of the Fund and its shareholders. The Board has directed that the Plan be submitted to the holders of the outstanding voting shares of the Fund’s common stock (the “Shareholders”) in the aggregate without regard to class for their approval or rejection of the Plan at a special meeting of Shareholders, and has authorized the distribution of a proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies for such meeting. Upon shareholder approval of the Plan, the Fund shall completely liquidate in accordance with the requirements of the Maryland General Corporation Law (the “MGCL”), the Charter, the Corporation’s bylaws, as amended (the “Bylaws”) and the Internal Revenue Code of 1986, as amended (the “Code”), as follows:

1. ADOPTION OF PLAN. The effective date of the Plan (the “Effective Date”) shall be the date on which the Plan is approved by the Shareholders. The Fund will cause its adoption of this Plan to be reported on Internal Revenue Service Form 966 within 30 days after such adoption.

2. CLOSING OF BOOKS AND CONTINUED REDEMPTIONS. The proportionate interests of Shareholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the business day immediately preceding the date of liquidation (the “Liquidation Date”), or on such other date as may be determined by the Board (the “Determination Date”). On the Liquidation Date or Determination Date, as the case may be, the books of the Fund shall be closed, except to the extent necessary to complete the transactions contemplated by the Plan. Prior to making the liquidation distributions to Shareholders described in Section 5, the Fund shall continue to honor requests for the redemption of the Fund’s shares received before the close of business on the business day immediately preceding the Liquidation Date in accordance with the redemption procedures set forth in the Fund’s current prospectus, and may, if determined to be appropriate by the Board, make payment of dividends and other distributions to Shareholders and permit reinvestment thereof in additional shares.

3. SALE OR DISTRIBUTION OF ASSETS. As soon as practicable after the Effective Date, but in no event later than [                    ], 2012 (the “Liquidation Period”), the Fund and the Fund’s investment adviser, SunAmerica Asset Management Corp. (the “Adviser”), shall have the authority to engage in such transactions as may be appropriate to the Fund’s liquidation, including, without limitation, the consummation of the transactions described in the Proxy Statement.

4. PROVISIONS FOR LIABILITIES. During the Liquidation Period, the Fund shall pay or discharge or set aside a reserve fund for, or by other appropriate means provide for, the payment or discharge of any and all liabilities and obligations of the Fund, including, without limitation, contingent or unascertained liabilities.

5. DISTRIBUTION TO SHAREHOLDERS. As soon as practicable after the Effective Date, the Fund shall liquidate and distribute pro rata on the Liquidation Date to the Shareholders of record as of the close of business on the business day immediately preceding the Liquidation Date all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash

A-1

equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund’s books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable for the period prior to the Liquidation Date, and (ii) pay such contingent liabilities as the Corporation’s officers shall reasonably deem to exist against the assets of the Fund on the Fund’s books.

6. OTHER DISBURSEMENTS. If, after the Liquidation Date, the Fund receives cash in any form or is entitled to any distribution that it had not previously recorded on its books, such cash or distribution shall be disbursed pro rata to the Shareholders of record as of the close of business on the business day immediately preceding the Liquidation Date; provided, however, that the Fund shall not be required to disburse to such Shareholders any cash or other distributions that the President of the Corporation determines to be de minimis after taking into account all expenses associated with effecting the disposition thereof.

7. NOTICE OF LIQUIDATION AND TERMINATION OF CONTRACTS. As soon as practicable after the Effective Date, the Fund shall mail notice to its known creditors, at their addresses as shown on the Fund’s records, that this Plan has been approved by the Board and the Shareholders and that the Fund will be liquidating its assets, to the extent such notice is required under the Charter or the Bylaws. The Fund also shall terminate contracts with its service providers at the earliest opportunity consistent with maintaining services to the Fund for the limited purposes of carrying out the Plan.

8. AMENDMENT OR ABANDONMENT OF PLAN. The Board may modify or amend this Plan at any time without Shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its Shareholders. If any amendment or modification appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the Shareholders, such amendment or modification will be submitted to the Shareholders for approval. In addition, the Board may abandon this Plan without Shareholder approval at any time prior to the Liquidation Date, if it determines that abandonment would be advisable and in the best interests of the Fund and its Shareholders.

9. POWERS OF BOARD AND OFFICERS. Without limiting the power of the Board under Maryland law and the Charter, the Board and, subject to the discretion of the Board or a duly authorized committee thereof, the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as they may deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation of the Fund in accordance with the Code, the MGCL, the Charter or the Bylaws, and any rules and regulations of the Securities and Exchange Commission (“SEC”) or any state securities commission, including the 1940 Act and the Securities Act of 1933, as amended. Such actions may include, without limitation, the execution and filing of any instruments of dissolution or other documents, withdrawing any qualifications to conduct business in any state in which the Fund is so qualified, as well as the preparation and filing of any tax returns.

10. TERMINATION OF BUSINESS OPERATIONS. As soon as practicable after the Effective Date, the Fund shall cease to conduct business as an investment company and shall not engage in any business activities, except as shall be necessary in connection with the effectuation of its liquidation, including winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund’s liabilities as provided in Section 4 herein, and distributing its remaining assets to Shareholders in accordance with this Plan.

11. EXPENSES. The expenses of carrying out the terms of this Plan (which shall not include transaction costs, taxes and extraordinary expenses) shall be borne by the Adviser, whether or not the liquidation contemplated by this Plan is effected.

12. GOVERNING LAW. The Plan shall be subject to and construed consistently with the Charter and the Bylaws, and shall otherwise be governed by and construed in accordance with the laws of the State of Maryland.

A-2

Appendix B

FORM OF PROXY CARD FOR

SUNAMERICA MUNICIPAL MONEY MARKET FUND

Proxy for a Special Meeting of Shareholders—February 23, 2012

APPENDIX B

YOUR VOTE IS VERY IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS

PROXY CARD IN THE

ENCLOSED ENVELOPE TODAY

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free [ ] or go to website: [ ]

3. Enter the 14-digit number located in the shaded box from your Proxy Card.

4. Follow the recorded or on-screen directions.

5. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	SUNAMERICA MONEY MARKET FUNDS, INC. SUNAMERICA MUNICIPAL MONEY MARKET FUND	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned shareholder of the SunAmerica Municipal Money Market Fund (the “Fund”), a series of SunAmerica Money Market Funds, Inc. (the “Corporation”), hereby appoints [James Nichols, Donna Handel, John Genoy, Gregory Bressler, Kathleen Fuentes, John E. McLean and Joseph Duronio] and each of them, the attorneys and proxies for the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of common stock of the Fund standing in the name of the undersigned as of the close of business on January 19, 2012, at a special meeting of shareholders (the “Special Meeting”) to be held at the offices of the Corporation, Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311 at 10:00 a.m. (Eastern time), on Thursday, February 23, 2012, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Proxy Statement for the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated [                    ], 2012 and hereby revokes any proxy previously given.

The votes entitled to be cast by the undersigned, will be cast in the manner directed herein by the undersigned shareholder. If no direction is made, the votes entitled to be cast by the undersigned will be cast “FOR” the proposal.

By signing and dating the reverse side of this card, you authorize the proxies to cast all votes you are entitled to cast at the Special Meeting as marked, or if not marked, to vote “FOR” the proposal, and to use their discretion to vote for any other matter as may properly come before the Special Meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

VOTE VIA THE INTERNET: [www.proxy-direct.com] VOTE VIA THE TELEPHONE: [ ]

Note: Please sign exactly as name appears on the records of the Corporation and date. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s)

Signature(s)

Date

YOUR VOTE IS VERY IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS

PROXY CARD IN THE

ENCLOSED ENVELOPE TODAY

Important Notice Regarding the Availability of Proxy Materials for the

SunAmerica Municipal Money Market Fund Special Shareholder Meeting

to Be Held on February 23, 2012.

The Proxy Statement for this meeting is available at: [website]

Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:    ¢

The Board of Directors of the Corporation unanimously recommends that you vote “FOR” the following proposal.

		FOR	AGAINST	ABSTAIN
1.	To consider and vote to approve a proposal to liquidate the Fund pursuant to the Plan of Liquidation of the Fund, attached as Appendix A to the Proxy Statement; and	☐	☐	☐

2.	To consider and transact such other business as may properly be presented at the Special Meeting or any adjournments or postponements thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE